                                 EXHIBIT 4.26



Confidential commercial and financial information has been omitted from the exhibit and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

                                                                    Exhibit 4.26

                                                                  EXECUTION COPY



               *************************************************



                          FEDERAL EXPRESS CORPORATION


                         _____________________________


                              FACILITY AGREEMENT


                           Dated as of April 1, 1996


                        ______________________________



                         MORGAN GUARANTY TRUST COMPANY
                                 OF NEW YORK,
                                   as Agent

               *************************************************

                               TABLE OF CONTENTS


    This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                       Page
                                                       ----

Section 1.  Definitions.............................     1

Section 2.  Commitments and Loans...................     5
      2.01  Loans and Loan Certificates.............     5
      2.02  Borrowings..............................     5
      2.03  Changes of Maximum Commitments..........     6
      2.04  Fees....................................     6
      2.05  Lending Offices.........................     7
      2.06  Several Obligations.....................     7
      2.07  Pro Rata Treatment......................     7
      2.08  Certain Notices.........................     8
      2.09  Maximum Amounts.........................     8

Section 3.  Conditions Precedent....................     8

Section 4.  Representations and Warranties..........     9
      4.01  Corporate Existence.....................     9
      4.02  Authorization...........................     9
      4.03  Enforceability..........................     9
      4.04  No Conflicts............................     9

Section 5.  The Agent...............................     9
      5.01  Appointment, Powers and Immunities......     9
      5.02  Reliance by Agent.......................    10
      5.03  Defaults, Etc...........................    11
      5.04  Rights as a Bank........................    11
      5.05  Indemnification.........................    11
      5.06  Non-Reliance on Agent and Other Banks...    12
      5.07  Failure to Act..........................    12
      5.08  Resignation or Removal of Agent.........    12

Section 6.  Funding Agreement and Indemnity.........    13

Section 7.  Miscellaneous...........................    16
      7.01  Waiver..................................    16
      7.02  Notices.................................    16
      7.03  Expenses, Etc...........................    16



      7.04  Amendments, Etc.........................    17
      7.05  Successors and Assigns..................    17
      7.06  Assignments and Participations..........    18
      7.07  Captions................................    19
      7.08  Counterparts............................    19
      7.09  Governing Law...........................    19
      7.10  Severability............................    19

Schedule 2.08 - Form of Notice of Borrowing

Exhibit A - Term Sheet
Exhibit B - Form of Trustee's Letter

          FACILITY AGREEMENT dated as of April 1, 1996 (as amended or supplemented from time to time, this "Agreement"), among FEDERAL EXPRESS CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the financial institutions that is a signatory hereto identified under the caption "BANKS" on the signature pages hereto or which, pursuant to Section 7.06(b) hereof, shall become a "Bank" hereunder (individually, a "Bank" and, collectively, the "Banks"); and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

          The Company has requested the Banks to provide a facility under which the Banks will make loans in an aggregate principal amount not exceeding
$[ * ], of which the aggregate principal amount outstanding at any one time shall not exceed $[ * ] (as such amounts may be reduced from time to time pursuant to Section 2.03 hereof), to the respective owner trustees designated by the Company under leveraged lease transactions to finance a portion of the purchase price by such owner trustees of one or more of the six Aircraft (as hereinafter defined), each to be concurrently leased by such relevant owner trustee to the Company. Each such Aircraft shall at the time the respective loans are made hereunder be a new addition to the Company's fleet.

          To induce the Banks to make such loans, the Company, the Banks and the Agent propose to enter into this Agreement pursuant to which the Banks will make a revolving credit facility available and to execute and deliver certain other Operative Agreements in connection therewith.

          Accordingly, the parties hereto agree as follows:

          Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in Exhibit A hereto or, when used in respect of a particular Aircraft or any Loans made to finance a portion of the purchase price thereof or the transactions otherwise related thereto, in Schedule II to the Indenture entered into in connection with the making of such Loans. In addition, as used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "Aggregate Maximum Exposure" shall mean the sum of the Maximum Commitment of each Bank (as such amounts may be reduced from time to time pursuant to Section 2.03 hereof). Initially such sum is $[ * ].

____________________

*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

        "Aircraft" shall mean, individually, each of the six aircraft referred to in the Term Sheet, in each case as more fully described in the Indenture and the Indenture Supplement relating to such aircraft, and, collectively, all of such aircraft.

        "Applicable Lending Office" shall mean, for each Bank and for each Type of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated for such Type of Loan on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

        "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

        "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) on which dealings in Dollar deposits are carried out in the London interbank market.

        "Closing Date" shall mean April 18, 1996, or such later date occurring on or before April 30, 1996 as the parties may agree on which this Agreement is executed and delivered by the parties hereto.

        "Commitment" shall mean, with respect to each Aircraft and for each Bank, the obligation of such Bank in connection with the Company's entering into a Leveraged Lease Transaction with respect to such Aircraft to make a Loan to the relevant Owner Trustee to finance the purchase of such Aircraft in an amount up to but not exceeding the amount set opposite the name of such Bank on the signature pages hereof under the caption "Commitment for each Aircraft"; provided, however, that no Bank shall be obligated to make any Loan that would result in the sum of the aggregate principal amount of Loans made by such Bank then outstanding exceeding such Bank's Maximum Commitment. The sum of the aggregate principal amount of all Loans for all of the Banks that may be outstanding at any one time is the Aggregate Maximum Exposure. The aggregate principal amount of the Commitments with respect to each Aircraft for all of the Banks is $[ * ].

        "Commitment Termination Date" shall mean the first to occur of (i) April 17, 1997, and (ii) the termination of the Commitments of all of the Banks with respect to all of the Aircraft pursuant hereto.

____________________

*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

        "Delivery Date" shall mean, for any Loan, the date on which an Aircraft to be purchased with the proceeds of such Loan is delivered under the relevant Participation Agreement.

        "Dollars" and "$" shall mean lawful money of the United States of America.

        "Floating Rate Loans" shall mean Loans that bear interest at rates based upon LIBOR or the Treasury Rate.

        "Indenture" shall mean each Trust Indenture, Mortgage and Security Agreement between the respective Owner Trustee and the Indenture Trustee entered into in connection with the making of any Loans, and any amendment or supplement thereto from time to time entered into.

        "Indenture Event of Default" shall mean an Indenture Event of Default as defined in any Indenture.

        "Indenture Trustee" shall mean State Street Bank and Trust Company, a Massachusetts trust company, or such other bank or trust company designated as such by the Company and satisfactory to the Agent, as Indenture Trustee under an Indenture, and its successors and permitted assigns as trustee thereunder.

        "Interest Period" shall have the meaning assigned to such term in the Term Sheet.

        "Leveraged Lease Transaction" with respect to an Aircraft, shall mean a transaction in which, among other things, the Owner Trustee with respect to such Aircraft purchases such Aircraft utilizing funds provided by the relevant Owner Participant and the proceeds of secured Loans from the Banks pursuant to the facility under this Agreement and the Owner Trustee immediately thereupon leases such Aircraft to the Company pursuant to a triple net lease (the "Lease" with respect to such Aircraft) for a basic rental at least sufficient to service such Loans.

        "Loans" shall mean the loans provided for by Section 2.01 hereof.

        "Majority Banks" shall mean, subject to the last paragraph of Section
7.04 hereof, Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Banks holding at least 51% of the aggregate unpaid principal amount of the Loans.

        "Maximum Commitment" shall mean, for any Bank, the amount set opposite the name of such Bank on the signature pages hereof under the caption "Maximum Commitment" (in each case as the same may be reduced from time to time pursuant to Section 2.03 hereof).

        "Morgan" shall mean Morgan Guaranty Trust Company of New York.

        "Operative Agreements" shall mean, collectively, with respect to each Aircraft, the Participation Agreement, the Indenture and the Lease with respect to such Aircraft and all other agreements entered into pursuant to the Leveraged Lease Transaction contemplated thereby and designated therein as an Operative Agreement.

        "Owner Trustee" with respect to an Aircraft shall mean First Security Bank of Utah, National Association, or such other bank or trust company designated by the Company and satisfactory to the Agent, as the trustee of a grantor trust created by the initial equity investor (together with its successors and permitted assigns, the "Owner Participant" with respect to such Aircraft) with respect to such Aircraft, in its capacity as such trustee, and its successors and permitted assigns as such trustee.

        "Participation Agreement" shall mean, with respect to any Aircraft, the Participation Agreement among the Company, the relevant Owner Participant, the relevant Owner Trustee, the Banks, the Agent and the Indenture Trustee entered into in connection with the purchase of such Aircraft, as amended or supplemented from time to time.

        "Permitted Investments" shall include each of the following (provided it shall mature within ninety (90) days of the date of purchase thereof by the Trustee or the Agent, as the case may be):

  (i)  direct obligations of the United States of America; or

  (ii)  obligations fully guaranteed by the United States of America; or

  (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of its States, having a combined capital and surplus of at least $500,000,000 and having a rating of "A" or better from Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group ("S&P"); or

  (iv) commercial paper rated A-1/P-1 by S&P or Moody's, respectively (or if neither such organization shall rate such commercial paper at any time, a rating by any nationally recognized statistical rating organization in the United States of America equal to the highest rating assigned by such rating organization).

        "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

        "Term Sheet" shall mean the summary of terms and conditions entitled "Federal Express Corporation, Interim Debt Financing For Aircraft Leveraged Leases, Summary of Financial Terms and Conditions," attached hereto as Exhibit A.

        "Trustee" at any time shall mean the entity acting as Owner Trustee at such time in its capacity as trustee for the Banks hereunder as evidenced by its execution of a letter to the Agent in the form set forth as Exhibit B hereto.

        "Type" shall mean a Floating Rate Loan or a Base Rate Loan.

        Section 2.  Commitments and Loans.

        2.01 Loans and Loan Certificates. Each Bank severally agrees, on the terms and conditions of this Agreement and the Term Sheet (which are incorporated herein by this reference and made a part hereof) in connection with the Company's entering into one or more Leveraged Lease Transactions, to make Loans to the respective Owner Trustees in Dollars on or before the Commitment Termination Date in an amount with respect to each Aircraft up to but not exceeding the amount of the Commitment of such Bank for such Aircraft; provided, however, that the sum of the aggregate amount of such Loans made by such Bank outstanding at any one time shall not exceed such Bank's Maximum Commitment.
The respective Owner Trustee (or the Company on its behalf) may elect to borrow either Floating Rate Loans or Base Rate Loans, provided that all Loans in respect of the same Aircraft shall at all times be of the same Type. For each Aircraft each Bank will make only one Loan hereunder. Each Loan to be made by a Bank hereunder shall be made on the Delivery Date of the Aircraft to be purchased with the proceeds of such Loan. The relevant Owner Trustee (or the Company on its behalf) may convert Floating Rate Loans made in respect of the same Aircraft into Base Rate Loans and vice versa in accordance with the terms of the related Indenture. To the maximum extent practicable the Company will cause all Loans for all Aircraft outstanding at the same time to be of the same Type and the then current Interest Periods therefor to end on the same day.

        2.02 Borrowings. The Company shall give or cause the relevant Owner Trustee to give the Banks and the Agent a Notice of Borrowing with respect to each borrowing hereunder as provided in Section 2.08 hereof. Not later than 10:00 a.m. New York time on the date specified for each borrowing hereunder, each Bank shall make the amount of the Loan to be made by it on such date available (a) if the Trustee has executed and delivered to the Agent a letter in the form of Exhibit B hereto, to the Trustee, at the account specified in such letter, or (b) otherwise to the Agent, at account number [ * ] (Reference Fed Ex Air, For Credit to: Loan Department) maintained by the Agent with Morgan (ABA # [ * ] in New York, NY, in either case in immediately available funds. The amount so received by the Trustee or the Agent shall, subject to the fulfillment to the Agent's satisfaction of the terms and conditions of this Agreement (including the Term Sheet) and of the relevant Participation Agreement, be made available to the relevant Owner Trustee in the manner specified in the relevant Participation Agreement.


____________________

*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

        2.03  Changes of Maximum Commitments.

        (a) The aggregate unused amount of the Maximum Commitments of all of the Banks with respect to all of the Aircraft shall be automatically reduced to zero upon (i) the Commitment Termination Date, (ii) the Delivery Date of the sixth Aircraft (but after the making of any Loans hereunder in respect thereof on such date), or (iii) the occurrence and continuance of any Indenture Event of Default and, in the case of clause (iii) above, the giving by any Bank to the Company of notice that such Bank is terminating its Commitments, but without protest or other notice or other action of any kind on the part of the Banks or the Agent or any of them, all of which are hereby waived.

        (b) The Company shall have the right at any time or from time to time to terminate or reduce the aggregate unused amount of the Maximum Commitments of the Banks, provided that (i) the Company shall give notice of each such termination or reduction as provided in Section 2.08 hereof and each such termination or reduction shall be applied as provided in Section 2.07 hereof, and (ii) each partial reduction shall be in an aggregate amount at least equal to $[ * ] or in multiples of $[ * ] in excess thereof.

        (c) The Maximum Commitments once terminated or reduced may not be reinstated.

        2.04  Fees.

        (a) The Company shall pay, or cause the relevant Owner Trustee to pay, to the Agent for the account of each Bank with respect to each Aircraft (other than the sixth Aircraft) a commitment-related fee equal to $[ * ]. Such fees with respect to each Aircraft shall be payable on the Delivery Date of such Aircraft.


____________________

*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

        (b) Promptly following the earliest date on which the Loans with respect to any of the first three Aircraft are refinanced or prepaid in full (the "Adjustment Date") the Company and the Agent will, if after consideration of the Delivery Dates and refinancing or prepayment date for the first three Aircraft and the then anticipated Delivery Dates for the remaining Aircraft they mutually believe that absent any adjustment to the amount of the commitment-related fees for each of the fourth and fifth Aircraft under subsection (a) of this Section 2.04 the fees payable to the Banks under subsection (c) of this
Section 2.04 will be different than the amount for an Aircraft under such subsection (a), adjust the fees under such subsection (a) for the fourth and fifth Aircraft by such amount as they then mutually believe necessary in order that, as so adjusted, the fees for each of the remaining Aircraft under such subsections (a) and (c) will be equal to one another.

        (c) On the earlier of the Delivery Date of the sixth Aircraft and the Commitment Termination Date (the "Final Fee Date") the Company shall pay, or cause to be paid, to the Agent for the account of each Bank a fee equal to the amount, if any, by which (i) a hypothetical commitment fee for such Bank calculated on the daily amount of such Bank's Maximum Commitment for the period from and including the Closing Date to but not including the Final Fee Date at a rate per annum equal to 1/10 of 1% exceeds (ii) the aggregate fees theretofore paid to such Bank under subsection (a) (as the same may have been adjusted pursuant to subsection (b) above) of this Section 2.04.

        (d) For purposes of this Section 2.04, computations shall be made on the basis of a year of 360 days and actual days elapsed.

        (e) In addition, the Company shall pay, or cause the respective Owner Trustee to pay, to the Agent for the Agent such additional fees as specified in a letter agreement between the Company and the Agent dated April 5, 1996, as the same may be supplemented and amended from time to time.

        2.05 Lending Offices. The Loans of each Type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such Type except as such Bank may otherwise designate from time to time.

        2.06 Several Obligations. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank, and no Bank shall have any obligation to the Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank.

        2.07 Pro Rata Treatment. Except to the extent otherwise provided herein, each borrowing of Loans from the Banks under Section 2.01 hereof shall be made from the Banks, each payment of fees under Section 2.04 hereof in respect of Commitments or Loans, as the case may be, shall be made for the account of the Banks, and each termination or reduction of the amount of the Maximum Commitments under Section 2.03 hereof shall be applied to the respective Maximum Commitments of the Banks, in each case pro rata according to the amounts of their respective Maximum Commitments or Loans at the time outstanding.

        2.08 Certain Notices. Notices by the Company to the Banks and the Agent of terminations or reductions of the Maximum Commitments and of borrowings shall be irrevocable and shall be effective only if received by the Banks and the Agent not later than 10:00 a.m. New York time on the date that is the number of days or Business Days prior to the date of the relevant termination, reduction or borrowing specified below:


                                                Number of Days or
        Notice                                  Business Days Prior
        ------                                  -------------------
    Termination or reduction
    of Commitments                                    10 days

    Borrowing of Floating                              3 Business Days
    Rate Loans

    Borrowing of Base                                  1 Business Day
    Rate Loans


Each such notice of termination or reduction shall specify the amount of unused Maximum Commitments to be terminated or reduced. Each such notice of borrowing (a "Notice of Borrowing") shall be substantially in the form of Schedule 2.08 hereto (or may be in the form, if any, specified by the relevant Participation Agreement) and shall specify the Owner Trustee and the Aircraft with respect to which the relevant Loans are to be made, whether such Loans shall be Floating Rate Loans or Base Rate Loans, the Interest Period therefor (if Floating Rate Loans), the aggregate amount (subject to Section 2.09 hereof) of the Loans to be made and the date of borrowing (which shall be a Business Day and the Delivery Date for such Aircraft).

        2.09 Maximum Amounts. Anything in this Agreement to the contrary notwithstanding, in no event shall (a) the aggregate principal amount of the Loans to be made hereunder with respect to any Aircraft exceed the least of [ * ].

        Section 3. Conditions Precedent. The obligation of any Bank to make its Commitment with respect to an Aircraft available hereunder is subject (a) to receipt by such Bank of due notice with respect to such borrowing pursuant to
Section 2.02 hereof, (b) to the payment by the Company of such fees and other costs and expenses then or theretofore due as the Company shall have agreed to pay hereunder or pursuant to the Term Sheet including, without limitation, any fees and other costs and expenses payable pursuant to Section 2.04 or Section
7.03 hereof, and (c) to the fulfillment to the satisfaction of the Agent of the other conditions specified in the Term Sheet and the relevant Participation Agreement.

        Section 4. Representations and Warranties. The Company represents and warrants to the Agent and the Banks that:

        4.01 Corporate Existence. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with its principal place of business and chief executive office in Memphis, Tennessee, and (b) has full power, authority and legal right to conduct its current business and operations as currently conducted and to own or hold under lease its properties and to enter into and perform its obligations under this Agreement.

        4.02 Authorization. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action of the Company.


____________________

*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

        4.03 Enforceability. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditor's rights generally.

        4.04 No Conflicts. Neither the execution, delivery or performance by the Company of this Agreement nor compliance with the terms and provisions hereof conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of the Company or any order, writ, injunction or decree of any court or governmental authority against the Company or by which it or any of its properties or other assets is bound or any indenture, mortgage or contract or other agreement or instrument to which the Company is a party or by which it or any of its properties or other assets is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any Lien upon any of its Properties.

        Section 5.  The Agent.

        5.01 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Operative Agreements with respect to each Aircraft with such powers as are specifically delegated to the Agent by the terms of this Agreement and of the other Operative Agreements, together with such other powers as are reasonably incidental thereto. In addition, each Bank hereby agrees that, notwithstanding any provision of this Agreement or any other Operative Agreement to the contrary, the Agent, on behalf of such Bank, shall retain possession of any Loan Certificate delivered to the Agent on behalf of such Bank pursuant to Article 2 of any Indenture unless and until such Bank shall direct the Agent in writing to deliver such Loan Certificate to it or to such other Person as it may specify in such direction, and that any references in this Agreement or in any other Operative Agreement to the respective Owner Trustee's delivering any such Loan Certificate to such Bank shall be satisfied by such Owner Trustee's delivering such Loan Certificate to the Agent on behalf of such Bank. The Agent (which term as used in this sentence and in Section 5.05 and the first sentence of
Section 5.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Operative Agreements, and shall not by reason of this Agreement or any other be a trustee for any Bank (except as expressly provided in Section 6 hereof); (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or in any other Operative Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Operative Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any

Loan Certificate or any other Operative Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Operative Agreement; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Operative Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Loan Certificate as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent, together with the consent of the Company to such assignment or transfer (to the extent provided in Section 7.06 hereof).

        5.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Operative Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Banks or, if provided herein, in accordance with the instructions given by all of the Banks as is required in such circumstance, and such instructions of such Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

        5.03 Defaults, Etc. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Indenture Event of Default unless the Agent has received notice from a Bank or the Company specifying such Indenture Event of Default and stating that such notice is a "Notice of Indenture Event of Default". In the event that the Agent receives such a notice of the occurrence of any Indenture Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall (subject always to the provisions of the applicable Indenture and to Section 5.07 hereof) take such action with respect to such Indenture Event of Default as shall be directed by the Majority Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Indenture Event of Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement or the related Indenture expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all of the Banks.

        5.04 Rights as a Bank. With respect to its Commitments and the Loans made by it, Morgan (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Morgan (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company (and any of its subsidiaries or affiliates) as if it were not acting as the Agent, and Morgan and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

        5.05 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 7.03 hereof, but without limiting the obligations of the Company under said Section 7.03) ratably in accordance with their respective Commitments or Loans at the time outstanding, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Bank) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Operative Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 7.03 hereof, but excluding, unless any Indenture Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

        5.06 Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement and the related Operative Agreements. The Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any of the other Operative Agreements or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their Affiliates) that may come into the possession of the Agent or any of its affiliates.

        5.07 Failure to Act. Except for action expressly required of the Agent hereunder and under the other Operative Agreements, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 5.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

        5.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks, the Company and the Indenture Trustee, and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which successor Agent shall be a bank that has an office in New York, New York. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 5 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

        Section 6.  Funding Agreement and Indemnity.

        (a) If any Bank shall deliver any funds to the Trustee or the Agent pursuant to Section 2.02 hereof, the Trustee or the Agent, as the case may be, shall hold such funds in trust for the exclusive benefit of such Bank until the Agent or such Bank authorizes the Trustee or the Agent, as the case may be, to apply such funds in satisfaction of such Bank's obligation to make a Loan to the Owner Trustee pursuant to the relevant Participation Agreement. If the Agent or such Bank notifies the Trustee or the Agent, as the case may be, on or prior to the scheduled Delivery Date for the relevant Aircraft that the Operative Agreements will not be entered into and/or the conditions precedent set forth in such Participation Agreement to the making of such Loan by such Bank are not satisfied on such scheduled Delivery Date, the Trustee shall, on such scheduled Delivery Date, cause such funds to be (a) held by the Trustee or the Agent, as the case may be, in the account specified in clause (a) or (b), as the case may be, of Section 2.02 hereof or paid into an account (either of such accounts, which need not be segregated, being called herein the "Account") with the Trustee or the Agent, as the case may be, the funds so held or paid to be held by the Trustee or the Agent, as the case may be, in trust for such Bank solely as trustee hereunder and (b) invested by the Trustee or the Agent, as the case may be, pursuant to subsection (c) of this
Section 6.

        (b) The Company shall pay interest to such Bank on the amounts in respect of such Bank in the Account for the period from and including such scheduled Delivery Date to but excluding the earlier of (i) the date such Aircraft is actually delivered under the Operative Agreements or (ii) the date such funds are returned to such Bank under subsection (e) of this Section 6. Such interest shall accrue on the amounts in the Account at a rate per annum equal to (i) LIBOR for the initial Interest Period (as defined in the Indenture with respect to such Aircraft or, if not executed, in the last draft thereof provided to such Bank prior to such scheduled Delivery Date) [ * ]%
(computed on the basis of actual days elapsed and a year of 360 days), as determined by the Agent two Business Days prior to such scheduled Delivery Date or (ii) if a Base Rate Loan was specified in the Notice of Borrowing with respect to such amounts, at the Base Rate as in effect from time to time (computed on the basis of actual days elapsed and a year of 365 or 366 days) as determined by the Agent. Such interest shall be due and payable to the Lender on the earlier of the last day of such initial Interest Period referred to above (or, if accruing at the Base Rate, within 10 Business Days of the date specified in clause (i) of the preceding sentence) and the date specified in clause (ii) of the preceding sentence.

        (c) The Trustee or the Agent, as the case may be, will invest and reinvest the amounts in the Account at the sole discretion, for the account, and at the risk of the Company, in any Permitted Investment or other investments agreed upon by the parties hereto; provided that, in the absence of instructions, the Trustee or the Agent, as the case may be, shall invest the amount of any funds so paid or the proceeds thereof in overnight Permitted Investments selected by it pending receipt of directions from the Company. Upon the Company's written instructions following payment in full by the Company of all amounts payable under subsection (b) or (e) of this Section 6, as the case may be, earnings on any such investments shall be paid by the Trustee or the Agent, as the case may be, to the Company in the manner specified in such instructions.

        (d) The Company shall reimburse the Account on demand of the Trustee, the Agent or such Bank for any loss incurred by the Account as a result of the investment of funds by the Trustee or the Agent, as the case may be, in accordance with the terms hereof. Further, the Company shall indemnify the Agent and the Trustee and hold it harmless from and against any loss, cost or expense such Bank, the Agent or the Trustee may incur as a result of any investment or transfer of funds referred to herein.

____________________

*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

        (e) If for any reason (i) the Operative Agreements in respect of the Aircraft shall not be entered into on or prior to the Commitment Termination Date, (ii) the actual delivery date of the Aircraft under the Operative Agreements shall not occur (whether by reason of a failure to meet a condition precedent thereto set forth in the Participation Agreement or otherwise) on or prior to the earlier of the Commitment Termination Date and the last day of the initial Interest Period for the Loans for such Aircraft as specified in the Notice of Borrowing with respect thereto or as contemplated by subsection (b) of this Section 6 (or, if a Base Rate Loan was so specified, within 10 Business Days after the scheduled Delivery Date), or (iii) the full amount of the Loans for the Aircraft shall not be applied to the financing thereof, then the Company hereby irrevocably agrees that (a) each Bank may cancel or terminate any financial arrangements it may have made to fund the Loans for the Aircraft (or the unutilized portion thereof), and each Bank may direct that funds paid by it to the Trustee or the Agent pursuant to Section 2.02 hereof (or the unutilized portion thereof) be returned to it, and (b) to the extent not theretofore reimbursed under the Operative Agreements, the Company shall reimburse each Bank on demand for Break Funding Costs (as defined in the relevant Indenture or, if not executed, in the latest draft thereof delivered to such Bank prior to the scheduled Delivery Date) on the amount of the returned funds calculated as of the date of return as if prepaid on such date, and the Agent for any and all out-of-pocket costs and expenses (including legal fees and expenses) relating to the negotiation, execution and delivery of the Operative Agreements.

        (f) The duties of the Trustee or the Agent, as the case may be, under this Section 6 are limited to those specifically set forth in this Section 6. Neither the Trustee nor the Agent shall incur any liability hereunder except for its gross negligence or willful misconduct or its simple negligence relating to the holding or disposing of funds hereunder. The Trustee or the Agent, as the case may be, shall hold the funds as escrow agent for the Banks and shall give such funds the degree of care it gives other similar property held in such a capacity. Neither the Trustee nor the Agent shall have any responsibility to determine the authenticity or validity of any written notice, instruction, request or other document delivered to it and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and purporting to have been signed by the proper party or parties. Without limiting the generality of the foregoing, neither the Trustee nor the Agent shall have any responsibility for any loss allocable to the Account from any investment made by the Trustee or the Agent, as the case may be, in accordance with subsection (e) of this Section 6. Upon making payment of the whole of the Account or any portion thereof in any manner provided in this Agreement, the Trustee and the Agent shall have no further liability under this Section 6 for such paid amount so delivered. The Company hereby agrees to pay the Trustee's fee for the services to be rendered hereunder and to promptly pay or reimburse the Trustee or the Agent upon request for all reasonable expenses, including reasonable attorneys' fees, incurred or made by either of them in connection with carrying out its duties hereunder.
The Company hereby agrees to indemnify the Trustee and the Agent for, and to hold the Trustee and the Agent harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Trustee or the Agent arising out of or in connection with the Trustee's or the Agent's carrying out its duties hereunder or without simple negligence on the part of the Trustee or the Agent, as the case may be, relating to the holding or disposing of funds hereunder. In the event that the Trustee or the Agent is uncertain as to the application of any provision of this Section 6, or such provision appears to be in conflict with any other applicable provisions hereof, the Trustee or the Agent, as the case may be, may seek instructions from the relevant Bank (or, in the case of the Trustee, the Agent) and shall not be liable to the Company or any other Person to the extent that it acts in good faith in accordance with the instructions of the relevant Bank (or, in the case of the Trustee, the Agent). Neither the Trustee nor the Agent shall be obligated to take any action under this Section 6 which may, in its reasonable judgment, involve it in any liability unless it shall have been furnished with indemnity reasonably satisfactory to it in amount, form and substance.

        Section 7.  Miscellaneous.

        7.01 Waiver. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

        7.02 Notices. Unless otherwise expressly specified or permitted by the terms of this Agreement, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Agreement to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, return receipt requested or delivered by hand or by FedEx service or other delivery service of established reputation or by confirmed telex or facsimile to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Any notice given pursuant to this Section 7.02 shall be deemed given, and such requirement shall be deemed satisfied, when such notice is received, if such notice is mailed by certified mail, postage prepaid or is delivered by hand or FedEx service or other delivery service of established reputation, or is sent by confirmed telex, telecopy or facsimile (if, in the case of a facsimile, transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission), in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

        7.03 Expenses, Etc The Company agrees to pay or reimburse the Agent for paying all reasonable out-of-pocket costs and expenses of the Agent

(including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel for the Banks), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement.

        7.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended, modified or supplemented only by an instrument in writing signed by the Company, the Agent and the Majority Banks, or by the Company and the Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Agent acting with the consent of the Majority Banks; provided that: (a) no amendment, modification, supplement or waiver shall, unless by an instrument signed by all of the Banks affected or by the Agent acting with the consent of all of the Banks affected: (i) increase, or extend the term of any of the Commitments or Maximum Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments or Maximum Commitments, (ii) reduce the margin over LIBOR or the Treasury Rate in determining the interest rate for any Loan, (iii) modify the definition of the term "Majority Banks", or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, (iv) waive any of the conditions precedent set forth in Section 3 hereof or (v) reduce the rate specified in
Section 2.04(c)(i) utilized to compute the fee due on the Final Fee Date; and
(b) any modification or supplement of Section 5 or 6 hereof shall require the consent of the Agent.

        Anything in this Agreement to the contrary notwithstanding, if at a time when the conditions precedent set forth in Section 3 hereof to the making of Commitments hereunder are, in the opinion of the Majority Banks, satisfied, any Bank shall fail to fulfill its obligations to make such Commitments then, for so long as such failure shall continue, such Bank shall (unless the Majority Banks, as the case may be, determined as if such Bank were not a "Bank" hereunder, shall otherwise consent in writing) be deemed for all purposes relating to amendments, modifications, waivers or consents under this Agreement or any of the other Operative Agreements (including, without limitation, under this Section 7.04) to have no Loans, shall not be treated as a "Bank" hereunder when performing the computation of Majority Banks and shall have no rights under the preceding paragraph of this Section 7.04; provided that any action taken by the other Banks with respect to the matters referred to in clause (a) of the preceding paragraph shall not be effective as against such Bank.

        7.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        7.06  Assignments and Participations.

        (a) The Company may not assign any of its rights or obligations hereunder without the prior consent of all of the Banks and the Agent.

        (b) Subject to satisfaction of the conditions to assignment or transfer provided in the Operative Agreements with respect to such Aircraft, each Bank may assign any of its Loans and the Loan Certificates and its Commitments, but only with the consent of the Company, which consent shall not be unreasonably withheld, and, in the case of any assignment of a Commitment, the consent of the Agent; provided that (i) prior to December 26, 1996, no such assignment shall be made by any Bank other than to an affiliate of such Bank or to another Bank,
(ii) no such consent by the Company or the Agent shall be required in the case of any assignment to another Bank, (iii) no such consent of the Company shall be required at any time that any Indenture Event of Default shall have occurred and be continuing (but the transferor or the transferee shall give notice of such transfer to the Company), (iv) each such assignment by a Bank of its Loans and the Loan Certificates or Commitments shall be made in such manner so that the same portion of its Loans and the Loan Certificates and Commitments is assigned to the respective assignee, and (v) each such assignment by a Bank of its Loans and the Loan Certificates and/or its Commitments shall, unless otherwise consented to by the Agent, be in an aggregate principal amount at least equal to $[ * ]. Upon execution and delivery by the assignee to the Company and the Agent of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder (if not already a Bank) having the Commitment(s) and Loans specified in such instrument, and upon consent thereto by the Company and the Agent, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company and the Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment(s) and Loans (or portions thereof) assigned to it (in addition to the Commitment(s) and Loans theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned.

        (c) A Bank may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans and the Loan Certificates evidencing the same held by it, or in its Commitments, provided that each purchaser of a participation (a "Participant") shall not have any rights or benefits under this Agreement or any Loan Certificate or any other Operative Agreement (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant).

____________________

*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

        (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 7.06, any Bank may assign and pledge all or any portion of its Loans and its Loan Certificates evidencing the same to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

        (e) Anything in this Section 7.06 to the contrary notwithstanding, no Bank may assign or participate any interest in any Loan and Loan Certificates evidencing the same held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior written consent of each other Bank.

        7.07 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

        7.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

        7.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

        7.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        FEDERAL EXPRESS CORPORATION

                                        By  /s/ ROBERT D. HENNING
                                            ----------------------
                                        Name: Robert D. Henning
                                        Title:   Asst. Treasurer/Managing Dir.
                                                 Structured Finance

                                        Address for Notices:
                                          2007 Corporate Avenue
                                          Memphis, TN  38132

                                        Attention:   Vice President and
                                                     Treasurer

                                        Telecopier:  901-395-4758

                                        Telex:  534684
                                         (Answerback: FEDEX INT MFS)

                                        with a copy to:

                                         1980 Nonconnah Drive
                                         Memphis, TN  38132

                                        Attention:  Senior Vice President
                                                    and General Counsel

Commitment for each                     MORGAN GUARANTY TRUST COMPANY
Aircraft:                               OF NEW YORK

$[ * ]*





Maximum Commitment:                     By  /s/ STEPHEN B. KING
                                            --------------------
                                        Name:  Stephen B. King
$[ * ]                                  Title:    Vice President

                                        Lending Office for all Loans:
                                        60 Wall Street, 22nd Floor
                                        New York, NY  10260

                                        Address for Notices:
                                        60 Wall Street, 22nd Floor
                                        New York, NY  10260

                                        Attention:  Stephen B. King,
                                                    Vice President

                                        Telephone No.:  (212) 648-7415

                                        Telecopier No.:  (212) 648-5336

                                        (with a copy to:

                                        J.P. Morgan Services Inc.
                                        500 Stanton Christiana Road
                                        Newark, DE  19713
                                        Attention:  Andrew Lipsett
                                        Telephone No.:  (302) 634-8177
                                        Telecopier No.: (302) 634-1091)

____________________

*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.


____________________
* In the event that the Owner Participant for any Leveraged Lease Transaction may be an Affiliate of a Bank and as a result the Commitment of such Bank for the related Aircraft must be reduced, the documentation will be modified to provide for Morgan to cover such reduction (up to $14,025,000 on only one such occasion) and for appropriate related adjustments including, without limitation, as to allocating to Morgan an appropriate portion of the fee otherwise payable to such Bank with respect to such Aircraft under Section 2.04.

Commitment for each                     BANK OF AMERICA NATIONAL TRUST
Aircraft:                               AND SAVINGS ASSOCIATION

$[ * ]


*Maximum Commitment:                    By  /s/ TIMOTHY C. HINTZ
                                            --------------------
                                        Name:   Timothy C. Hintz
$[ * ]                                  Title:   Managing Director

                                        Lending Office for all Loans:
                                         Bank of America National Trust
                                         and Savings Association
                                         GPO Account Admin. #5693
                                         1850 Gateway Blvd.
                                         Concord, CA  94520

                                         Address for Notices:

                                          Bank of America National Trust
                                          and Savings Association
                                          GPO Account Admin. #5693
                                          1850 Gateway Blvd.
                                          Concord, CA  94520

                                        Attention:  Ms. Marianne Runyan

                                        Telex No.:  67652
                                         (Answerback:  BANKAMERSFO)

                                        Telephone No.:  (510)  675-7719

                                        Telecopier No.:  (510)  675-7531

_______________________
*This commitment supersedes the commitment of $43,400,000 contained in Bank of America's letter to J.P. Morgan Securities, Inc. dated April 11, 1996, which commitment is no longer effective.

____________________

*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

Commitment for each                     THE CHASE MANHATTAN BANK
Aircraft:                               (NATIONAL ASSOCIATION)

$[ * ]

Maximum Commitment:                     By  /s/ MATTHEW H. MASS
                                            ----------------------
                                        Name:  Matthew H. Massie
$[ * ]                                  Title:    Vice President

                                        Lending Office for all Loans:

                                         1 Chase Manhattan Plaza
                                         New York, NY  10081

                                        Address for Notices:

                                         1 Chase Manhattan Plaza, 3rd Floor
                                         New York, NY  10081

                                        Attention:  Matthew H. Massie

                                        Telephone No.:  (212)  552-3005

                                        Telecopier No.:  (212)  552-5879

                                        (with a copy to:

                                         2 Chase Manhattan Plaza, 5th floor
                                         New York, NY  10081

                                        Attention: Carlos Morales

                                        Telephone No:  212-552-4517

                                        Telecopy No:    213-552-4455)

____________________

*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

Commitment for each                     COMMERZBANK AG, ATLANTA AGENCY
Aircraft:

$[ * ]

Maximum Commitment:                     By   /s/ ANDREAS K. BREMER
                                             -----------------------
                                        Name:  Andreas K. Bremer
$[ * ]                                  Title: Senior Vice President & Manager


                                        By   /s/ HARRY P. YERGEY
                                             ---------------------
                                        Name:  Harry P. Yergey
                                        Title: Vice President


                                        Lending Office for all Loans:

                                         Promenade 2
                                         Suite 3500
                                         1230 Peachtree Street
                                         Atlanta, GA  30309

                                        Address for Notices:

                                         Promenade 2
                                         Suite 3500
                                         1230 Peachtree Street
                                         Atlanta, GA  30309

                                        Attention:

                                        Telephone No.:  (404)  888-6500

                                        Telecopier No.:  (404)  888-6539


____________________

*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

Commitment for each                     NATIONSBANK, N.A. (SOUTH)
Aircraft:

$[ * ]

Maximum Commitment:                     By   /s/ STEVE L. DALTON
                                             ---------------------
                                        Name:  Steve L. Dalton
$[ * ]                                  Title: Vice President


                                        Lending Office for all Loans:

                                         One NationsBank Plaza, 5th Floor
                                         Nashville, TN  37239-1697

                                        Address for Notices:

                                         One NationsBank Plaza, 5th Floor
                                         Nashville, TN  37239-1697

                                        Attention:  Corporate Finance

                                        Telephone No.:   (615)  749-4228

                                        Telecopier No.:   (615)  749-4640

____________________

*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

                                        MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK,
                                        as Agent


                                        By   /s/ STEPHEN B. KING
                                             ---------------------
                                        Name:  Stephen B. King
                                        Title: Vice President


                                        Address for Notices to
                                        Morgan as Agent:

                                         60 Wall Street, 22nd Floor
                                         New York, NY  10260

                                        Attention:  Stephen B. King,
                                                    Vice President

                                        Telephone No.:  (212)  648-7415

                                        Telecopier No.:  (212)  648-5336

                                        (with a copy to:

                                        J.P. Morgan Services Inc.
                                        500 Stanton Christiana Road
                                        Newark, DE  19713
                                        Telephone No.:  (302)  634-8177
                                        Telecopier No.:  (302)  634-1091)

                                                Schedule 2.08

                    NOTICE OF BORROWING

                                 _____________ __, 199_

Morgan Guaranty Trust Company
 of New York

Attention:

Ladies and Gentlemen:

    Reference is made to the Facility Agreement dated as of April 1, 1996 (the "Facility Agreement") between Federal Express Corporation ("Federal"), Morgan Guaranty Trust Company of New York, as Agent, and the Banks named therein. Capitalized terms used herein, unless otherwise defined herein, are used herein as used or defined in the Facility Agreement.

    Pursuant to Sections 2.02 and 2.08 of the Facility Agreement, Federal hereby gives you irrevocable notice of its request that the Banks make [Floating/Base] Rate Loans to [First Security Bank of Utah, National Association], as Owner Trustee, in the aggregate amount of $[___________] (the "Loan Amount") with respect to the Aircraft bearing manufacturer's serial number [_______], on _______ __, 199 , which date is a Business Day and the scheduled Delivery Date for such Aircraft. [The initial Interest Period in respect of such Floating Rate Loan shall be a [___-month/one-week] period, commencing on such Delivery Date and ending __________ __, 199 .]* Federal hereby represents and warrants to you and the Banks that the Loan Amount does not exceed the maximum amount permitted with respect to such Aircraft pursuant to Section 2.09.


    Please make the proceeds of the Loan available as provided in Section 2.02 of the Facility Agreement and Section __ of the Participation Agreement with respect to the Aircraft.

                                 Very truly yours,

                                 FEDERAL EXPRESS CORPORATION


                                 By_________________________
                                  Name:
                                  Title:


__________________________
*       To be included in Notice of Borrowing for Floating Rate Loan only.

                                                      Exhibit A to the
                                                      Facility Agreement

                    (Please see attached term sheet.)

                                                                        JPMORGAN

                          FEDERAL EXPRESS CORPORATION
             INTERIM DEBT FINANCING FOR AIRCRAFT LEVERAGED LEASES
                   SUMMARY OF FINANCIAL TERMS AND CONDITIONS


Aircraft:                               Four new A300s and two used MD11s. The
                                        airframes together with the associated
                                        engines are referred to herein,
                                        individually or collectively as the
                                        context may require as the "Aircraft."

Lessor(s):                              To be determined.

Lessee: Federal Express Corporation ("FedEx") pursuant to a lease or leases from the Lessor(s) (the "Leases").

Arranger:                               J. P. Morgan Securities Inc.

Administrative Agent:                   Morgan Guaranty Trust Company of
                                        New York.

Lenders: A syndicate of banks acceptable to FedEx and the Administrative Agent. To the extent that any of the Lenders or their affiliates is also a Lessor of an Aircraft, the other Lenders will provide (on a pro rata basis or such other basis as the Lenders may agree) that portion of the debt financing which the affected Lender is unable to provide.

Facility Description:                   A revolving credit facility (the
                                        "Facility") to provide the debt portion
                                        of U.S. leveraged lease financings
                                        involving the Aircraft. The Facility
                                        will be available on or before April 19, 1996 (the "Effective Date"). Loans drawn under the Facility (the "Loans") may be borrowed, repaid and reborrowed within
                                        364 days of the Effective Date.

Facility Amount:                        $[ * ], with the amount available for
                                        any individual Aircraft to be limited to the lesser of (a) $[ * ] or (b) [ * ]% of the Lessor's purchase price, which purchase price will not

____________________

*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

April 5, 1996                        1
                                        exceed the fair market value determined
                                        by an appraisal from a firm of
                                        internationally recognized appraisers
                                        mutually acceptable to FedEx and the
                                        Administrative Agent (it being agreed
                                        that BK Associates, Inc. is acceptable).
                                        All appraisal costs shall be for the
                                        account of FedEx.

                                        Drawings under the Facility will reduce
                                        the available Facility Amount, while
                                        refinancings and principal repayments
                                        will replenish availability under the
                                        Facility.

Term and Amortization of Loans:         The maximum term of the Loans shall be
                                        24.5 years from the dates they are
                                        incurred (the "Funding Dates"). The
                                        Loans will amortize in accordance with
                                        an amortization schedule provided by the Lessor and acceptable to the
                                        Administrative Agent and FedEx (the
                                        average life of such Loans to be agreed
                                        to by the parties, but in no event to
                                        exceed 16 years). If rent is payable
                                        semiannually, interest shall be rolled
                                        up and capitalized at the end of each
                                        Interest Period that ends on a date
                                        other than a semiannual lease payment
                                        date. Reoptimization of the Loans may be effected by FedEx once, and by the Lessor once following a change in tax rate, following the closing date of the leveraged lease so long as the average life is not increased by more than six months from the initial amortization schedule, the principal amount of such Loans is not increased, the amount of principal to be paid on the last day of the then current Interest Period is not changed and the final maturity of such Loans is not changed to a later date.

Interest Rate:                          The Interest rate on Loans under the
                                        Facility shall  be as follows:

                                        (1)     For the first twelve months
                                                following their Funding Dates:
                                                (a)  LIBOR [ * ]% per annum,
                                                or (b) the Base Rate.

____________________

*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

April 5, 1996                        2

                                        (2)    For months thirteen through
                                               eighteen following their Funding
                                               Dates: (a) LIBOR [ * ]% per
                                               annum, or (b) the Base Rate.

                                        (3)    Thereafter, the higher of (a)
                                               LIBOR or (b) the Treasury Rate
                                               plus, in either case, [ * ]% per
                                               annum.

                                        FedEx (or the Lessor) shall have the
                                        option, exercisable at least three
                                        business days prior to the commencement
                                        of each Interest Period to select
                                        interest rates based on LIBOR, if
                                        applicable, for interest periods (the
                                        "Interest Periods") of one week
                                        (provided that such option may not be
                                        selected more than three times per Loan) or one, three or six months, provided that no Interest Period shall commence before and end after any principal amortization date of such Loan under the Facility. If FedEx or the Lessor has not selected an interest rate based on LIBOR (if applicable), the Base Rate option will apply. There shall be only one Interest Period per Loan at any one time.

                                        "LIBOR" means, for a given Interest
                                        Period, an annual rate equal to the
                                        London Interbank Offered Rate for the
                                        corresponding deposits of U.S. Dollars
                                        as displayed on Telerate Page 3750 or,
                                        if unavailable on Telerate Page 3750,
                                        the average of the rates quoted on
                                        Reuters Page LIBO or, if neither service displays any such quote, as quoted by two reputable dealers selected by the Administrative Agent, in either case two business days' prior to the start of each Interest Period. LIBOR will be adjusted for Regulation D reserve requirements.

                                        "Treasury Rate" means, as of the first
                                        day of any Interest Period, the weighted average yield to maturity of, and resulting from the bidding for, the most recently auctioned United States Treasury securities with maturities most closely corresponding to (interpolating between the maturities next succeeding and next preceding)

____________________

*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

April 5, 1996                        3
                                        the remaining maturity of the affected
                                        Loans (such yield to be rounded, if
                                        necessary to the nearest 1/100 of 1%
                                        with any figure of 1/200 of 1% or above
                                        rounded upward) as displayed on the
                                        applicable Telerate Page or, is such
                                        service no longer displays any such
                                        quote, as quoted by two reputable
                                        dealers in United States Treasury
                                        securities selected by the
                                        Administrative Agent, in either case at
                                        approximately 11:00 a.m. New York time
                                        on such day.

                                        "Base Rate" means, for any day, the
                                        higher of (i) the Federal funds rate (as published by the Federal Reserve Bank of New York) plus [ * ]% per annum or (ii) the Administrative Agent's prime rate, as announced from time to time at its head office. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

                                        All calculations of interest based on
                                        LIBOR and all other amounts (other than
                                        interest at the Treasury Rate or the
                                        prime rate) shall be made on the basis
                                        or a year of 360 days and actual days
                                        elapsed. Interest based on the Treasury
                                        Rate shall be calculated on the basis of a year of twelve 30-day months. Interest based on the prime rate shall be calculated on the basis of a year of 365/366 days and actual days elapsed.

Commitment Fee:                         FedEx shall pay the Lenders the
                                        equivalent of         on the available
                                        (unused) Facility Amount from the
                                        Effective Date to the date the Facility
                                        is terminated.

Commitment Termination:                 FedEx shall have the right to terminate
                                        or reduce on a pro rata basis the
                                        Facility Amount (in an aggregate amount, in each case, of at least $[ * ] or in multiples of $[ * ] in excess thereof) upon not less than three business days' notice to the Administrative Agent
                                        (which notice shall be irrevocable and
                                        shall be effective only upon receipt by
                                        the Administrative Agent). Amounts which are terminated or reduced may not be reinstated.

____________________

*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

April 5, 1996                        4

Prepayment:                             The Loans shall be prepaid or paid (as
                                        the case may be) in their entirety
                                        (except in the case of an event which
                                        applies to a specific Aircraft, in which case only the relevant Loan will be prepaid or paid), together with accrued interest, Break Amount, fees, and all other amounts payable under the relevant
                                        Indenture, prior to stated maturity in
                                        the following events:

                                        (1)   Upon an event of loss if the
                                              affected Aircraft is not replaced
                                              (provided that so long as FedEx is
                                              not in default under the
                                              transaction documents, such
                                              prepayment may (at FedEx's option)
                                              be postponed until the end of the
                                              then current Interest Period in
                                              respect of LIBOR-based Loans for
                                              such Aircraft).

                                        (2)   If, at any time, the Lease
                                              terminates with respect to an
                                              Aircraft for any reason
                                              whatsoever.

                                        (3)   At any time upon any sale of an
                                              Aircraft.

                                        (4)   Upon acceleration subsequent to
                                              an Event of Default.

                                        (5)   Upon the refinancing of the Loans
                                              by FedEx.

Break Amount:                           Upon any payment, prepayment, conversion
                                        or purchase of any principal of any Loan on a day other than the last day of an Interest Period with respect thereto, or upon any failure to borrow, pay, prepay, convert or purchase any principal of any Loan on the scheduled date therefor
                                        (whether by acceleration or otherwise),
                                        FedEx or the Lessor shall pay to each
                                        Lender such amount as shall be
                                        determined by such Lender to be the
                                        amount required to compensate such
                                        Lender for any loss, cost or expense
                                        which it may incur as a result of such
                                        failure to borrow, payment, prepayment,
                                        conversion or purchase or such failure
                                        to pay, prepay, convert or purchase.

Security:                               All amounts payable on or in respect of
                                        each Loan (including all indemnity
                                        payments and all fees) must be at all
                                        times secured by:

                                        (1)   a first lien of record on the
                                              relevant Aircraft;


April 5, 1996                        5

                                        (2)  an assignment of the Leases; and

                                        (3)  additional customary security,
                                             including, without limitation, an
                                             assignment of airframe and engine
                                             manufacturers' warranties,
                                             insurance and requisition proceeds.

Section 1110: All Loans shall be structured so as to ensure that the Lenders shall be entitled to the benefits of Section 1110 of the Bankruptcy Code, and the Lenders shall receive an opinion of counsel to FedEx at each Loan closing to the effect that such Loans will be entitled to such benefits.

Indenture Trustee:                           An institution to be determined,
                                             satisfactory to the Administrative
                                             Agent.

Conditions Precedent:                        Conditions precedent to each Loan
                                             (or, in the case of clause (3)
                                             below, the initial Loan only) shall
                                             include, without limitation:


                                             (1)  the execution of documentation
                                                  satisfactory in form and
                                                  substance to all parties that
                                                  will reflect the terms and
                                                  conditions contained herein;

                                             (2)  the obtaining of all necessary
                                                  governmental approvals and
                                                  comments relating to the
                                                  transaction documentation;

                                             (3)  no material adverse change in
                                                  the principal business or
                                                  financial condition of FedEx
                                                  taken as a whole in any case
                                                  from that pertaining on
                                                  February 29, 1996.

                                             (4)  obtaining satisfactory legal
                                                  (including as to Section 1110
                                                  of the Bankruptcy Code) and
                                                  FAA opinions; and

                                             (5)  no Event of Default or event
                                                  that with notice and/or lapse
                                                  of time or both would become
                                                  an Event of Default.

Events of Default:                           Events of Default under the
                                             Facility shall include, without
                                             limitation:

                                             (1)  failure to pay principal of,
                                                  Break Amount or interest on
                                                  the Loans or any fee payable
                                                  to the Lenders, the

April 5, 1996                      6

                                                  Administrative Agent or the
                                                  Indenture Trustee within five
                                                  business days of the due date
                                                  therefor or failure to pay any
                                                  other amount payable to the
                                                  Lenders, the Administrative
                                                  Agent or the Indenture Trustee
                                                  within 30 days after demand
                                                  therefor;

                                        (2)       an Event of Default that
                                                  occurs under the Leases (a
                                                  "Lease Event of Default");

                                        (3)       breach of representation or
                                                  warranty that is material at
                                                  the time made and continues to
                                                  be material where such breach
                                                  remains unremedied for 30 days
                                                  after written notice;

                                        (4)       breach of covenant by FedEx or
                                                  the Lessor that remains
                                                  unremedied for 30 days after
                                                  written notice; provided that
                                                  in the event such breach is
                                                  curable and so long as (but
                                                  for no longer than 150 days
                                                  after such 30-day period)
                                                  FedEx shall have promptly
                                                  undertaken such cure, which
                                                  undertaking shall be
                                                  diligently and continuously
                                                  pursued using FedEx's best
                                                  efforts, such breach shall not
                                                  constitute an Event of
                                                  Default;

                                        (5)       failure to maintain the
                                                  Aircraft free of all liens
                                                  other than customarily
                                                  permitted liens;

                                        (6)       either FedEx or the Lessor
                                                  shall (i) file or consent to a
                                                  voluntary bankruptcy, (ii)
                                                  make an assignment for the
                                                  benefit of creditors or (iii)
                                                  consent to the appointment of
                                                  a custodian, receiver or
                                                  trustee; or

                                        (7)       involuntary bankruptcy filed
                                                  against FedEx or the Lessor
                                                  and not dismissed or stayed
                                                  within 60 days.

Quiet Enjoyment:                        The documentation will contain
                                        provisions that so long as no Lease
                                        Event of Default has occurred and is
                                        continuing, no party shall take or cause to be taken any action contrary to FedEx's right to quiet enjoyment and the continuing possession, use and operation of the Aircraft.


April 5, 1996                            7

Indemnities:                            Subject to customary exceptions
                                        acceptable to FedEx and the
                                        Administrative Agent, FedEx will hold
                                        the Lenders, the Administrative Agent
                                        and the Indenture Trustee harmless
                                        against any loss, liability, claim or
                                        expense incurred as a result of the
                                        purchase, ownership, use, lease or
                                        operation of the Aircraft or the failure to FedEx to perform any of its obligations under any of the operative documents or relating to any claims associated with the issuance or sale of the equity interest in connection with the proposed leveraged lease financing.

Increased Costs, etc.:                  In accordance with customary practice,
                                        FedEx shall pay to each Lender such
                                        additional amounts as shall be necessary to compensate such Lender for any costs of making or maintaining its Commitment or Loans including without limitation as a result of any tax imposed by any taxing authority of or in Tennessee, or as result of any change after the date of the Facility in any (including any new) law, rule or regulation or interpretation thereof that changes the basis of taxation of any amounts payable to such Lender or imposes or modifies reserve or similar requirements or imposes other conditions affecting its
                                        Commitment or Loans, or attributable to
                                        maintenance of capital following any
                                        changes referred to above or
                                        implementing any risk-based or other
                                        capital guidelines or requirements
                                        (whether or not compliance therewith is
                                        required by law), in any case to the
                                        extent related to the transactions
                                        contemplated hereby and without
                                        duplication of any amounts already
                                        included in the interest rate on the
                                        Loans.

Use, Maintenance, and Insurance
of Aircraft:                            In accordance with customary practice in
                                        FedEx aircraft financings.

Reregistration and Subleasing:          FedEx may sublease and/or reregister the
                                        Aircraft at any time in accordance with
                                        customary practice in FedEx aircraft
                                        financings.

Debt-Equity Issues:                     To be negotiated in good faith by the
                                        parties.

Transfers and Participants:             On or after December 26, 1996, the
                                        Lenders will have the right to transfer, assign, participate or otherwise dispose of all or any part of their Loans or their commitments under the Facility

April 5, 1996                           8
                                        subject, unless (i) an Event of Default
                                        shall have occurred and be continuing or
                                        (ii) the transfer is to another Lender,
                                        or (iii) the transfer is by
                                        participation, to FedEx's approval
                                        (which shall not be unreasonably
                                        withheld). Prior thereto, the Lenders
                                        may transfer their Loans or Commitments
                                        in whole or in part to an affiliate and
                                        may discount any of their Loans with the Federal Reserve.

Expenses:                               FedEx will pay all reasonable legal
                                        expenses of Milbank, Tweed, Hadley and
                                        McCloy, counsel to the Administrative
                                        Agent, and other reasonable and
                                        customary out-of-pocket expenses
                                        incurred by the Administrative Agent and related to this transaction and by the Lenders related to any subsequent amendments or waivers (including, without limitation, the costs associated with the filing of any Uniform
                                        Commercial Code ("UCC") financing
                                        statements, except for UCC financing
                                        statements in Tennessee with respect to
                                        a Lease, that the Administrative Agent
                                        may deem reasonably advisable).

Documentations:                         Documentation will include but not be
                                        limited to representations, covenants
                                        and other provisions customary to
                                        transactions of this type.

                                        The transaction documents shall be in
                                        form and substance satisfactory to FedEx and the Administrative Agent and shall be governed by New York law.


April 5, 1996                           9

                                                      Exhibit B to the
                                                      Facility Agreement



                [Letterhead of Entity acting as Owner Trustee]



                                         [date]



Morgan Guaranty Trust Company
 of New York, as Agent
60 Wall Street, 22nd Floor
New York, NY  10260

Dear Sirs:

        We have reviewed the provisions of Sections 2.02 and 6 of the Facility Agreement dated as of April 1, 1996 among Federal Express Corporation, each of the financial institutions signatory thereto as Banks, and Morgan Guaranty Trust Company of New York as agent for the Banks and agree to act as, and perform the duties of, the Trustee as provided therein with the same effect as if we were a party to the Facility Agreement.

        The account referred to in Section 2.02(a) of the Facility Agreement is account number [ * ] maintained by us at The First National Bank of Chicago, ABA No. [ * ], Attention: Margaret Kennelly, Reference: Federal Express.

                                        [NAME OF SUCH ENTITY]


                                        By______________________________
                                          Name:
                                          Title:

____________________

*Blank space contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.